EXHIBIT 11



                     COMPUTATION OF PER SHARE EARNINGS
                           52-WEEK PERIOD ENDED
                             DECEMBER 31, 1994



                       Class A          Class B

Earnings available
for Common
Shareholders         $57,446,133      $57,524,082

Weighted average
of shares
outstanding:

  Shares outstanding  19,481,364       25,000,000

  Shares issued
  upon assumed
  exercise of
  stock options        5,434,576                -

  Shares assumed
  to be repurchased
  under Treasury
  Stock method
  (at fair market
  value of $26.50)    (3,508,561)               -

  Total number of
  options considered
  as common stock
  equivalents          1,926,015                -

Total weighted
average number
of shares             21,407,379       25,000,000

Earnings per share         $2.68             $2.30

                                EXHIBIT 11



                     COMPUTATION OF PER SHARE EARNINGS
                           52-WEEK PERIOD ENDED
                              JANUARY 1, 1994



                       Class A          Class B

Earnings available
for Common
Shareholders         $49,982,912      $51,059,110

Weighted average
of shares
outstanding:

  Shares outstanding  20,148,623       25,000,000

  Shares issued
  upon assumed
  exercise of
  stock options        4,066,804                -

  Shares assumed
  to be repurchased
  under Treasury
  Stock method
  (at fair market
  value of $22.50)    (2,410,224)               -

  Total number of
  options considered
  as common stock
  equivalents          1,656,580                -

Total weighted
average number
of shares             21,805,203       25,000,000

Earnings per share         $2.29             $2.04

                                EXHIBIT 11



                     COMPUTATION OF PER SHARE EARNINGS
                           53-WEEK PERIOD ENDED
                              JANUARY 2, 1993



                       Class A          Class B

Earnings available
for Common
Shareholders         $25,526,342      $26,294,923

Weighted average
of shares
outstanding:

  Shares outstanding  20,892,268       25,000,000

  Shares issued
  upon assumed
  exercise of
  stock options        3,240,240                -

  Shares assumed
  to be repurchased
  under Treasury
  Stock method
  (at fair market
  value of $18.75)    (1,594,969)               -

  Total number of
  options considered
  as common stock
  equivalents          1,645,271                -

Total weighted
average number
of shares             22,537,539       25,000,000

Earnings per share         $1.13             $1.05